UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 9, 2015

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On March 9, 2015, Opexa Therapeutics, Inc. (the “Company”) entered into a First Amendment of Option and License Agreement (the “Amendment”) with Ares Trading S.A., a wholly owned subsidiary of Merck Serono S.A. (“Merck Serono”), to amend that certain Option and License Agreement dated February 4, 2013 by and between the parties (the “Agreement”).  In consideration for the activities described below, Merck Serono will pay the Company the sum of $3,000,000, payable within 14 days of Merck Serono’s receipt of an invoice from the Company:

(i)   The Company will create a detailed Pre-Phase III Plan (including a GANTT chart containing key tasks, decision points, timing, budget and milestones) documenting all of the activities necessary for laboratory facilities both in the U.S. and Europe to reach operational readiness by the end of December 2016 (e.g., review and identification of a preferred contract manufacturing organization in Europe; set-up, identification and qualification of third parties for raw materials; validation of laboratory facilities in the U.S. and Europe; and a hiring plan for key personnel).  For Europe, the Pre-Phase III Plan would address the creation of a dedicated lab to support a Phase III trial, and for the U.S., the Pre-Phase III Plan would address the expansion of existing capabilities and infrastructure for a Phase III trial. The Joint Steering Committee (“JSC”) established pursuant to the Agreement will be responsible for reviewing, approving and ultimately overseeing the Company’s completion of the Pre-Phase III Plan, which approval may not be unreasonably withheld or delayed.  The JSC will meet at least quarterly to advise and make specific recommendations with respect to the Pre-Phase III Plan.  In the event the JSC has not approved the Pre-Phase III Plan prior to the end of the Option Period (as defined in the Agreement), the Option Period will be extended for 60 days following approval of the Pre-Phase III Plan by the JSC.

(ii)  The Company will provide Merck Serono updates and analysis on a blinded basis, grouped in patient batches according to the Company’s analysis timetable, on the progress of the Company’s immune monitoring program (the “Program”) being conducted in conjunction with the Company’s ongoing Abili-T clinical trial, with such updates and analysis to be shared with Merck Serono within 30 days of the Company’s initial assessment of such information.  The Company will inform Merck Serono of any existing or future external bioinformatics vendor used by the Company for the Program, and Merck Serono will have the right, at its expense, to review current and future data storage and integrity measures for the on-going Abili-T clinical trial.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  A copy of the press release issued by the Company in connection with the Amendment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

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Item 9.01.       Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	First Amendment of Option and License Agreement by and between Opexa Therapeutics, Inc. and Ares Trading S.A. dated March 9, 2015.

99.1	Press Release issued by Opexa Therapeutics, Inc. on March 9, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	March 9, 2015	OPEXA THERAPEUTICS, INC.

		By:	/s/ Neil K. Warma
Neil K. Warma
President and Chief Executive Officer
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EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment of Option and License Agreement by and between Opexa Therapeutics, Inc. and Ares Trading S.A. dated March 9, 2015.

99.1	Press Release issued by Opexa Therapeutics, Inc. on March 9, 2015.